Exhibit 10(a)


                                 Award Agreement

This Award Agreement (the "Agreement") is entered into as of _____________, 2004 (the "Grant Date"), by and between Sprint Corporation, a Kansas corporation (together with its direct and indirect subsidiaries, "Sprint") and _________________ (the "Executive"), an employee of Sprint for the grant of options and restricted stock units with respect to Sprint's FON Common Stock, par value $2.00 per share ("FON Stock"), and Sprint's PCS Common Stock, par value $1.00 per share ("PCS Stock").

In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.

1.   Defined Terms Incorporated from 1997 Long-Term Stock Incentive Program

Capitalized terms used in this Award Agreement and not defined herein shall have the meanings set forth in Sprint's 1997 Long-Term Stock Incentive Program (the "Program").

2. Grant of Stock Options

Sprint hereby grants to Executive under the Program options to buy _________ shares of FON Stock at a strike price of $__________ per share and ____________ shares of PCS Stock at a strike price of $__________ per share (together, the "Options"). The Options become exercisable at a rate of 25% of the total number of shares subject to purchase on each of the first four anniversaries of the Grant Date and expire on the 10th anniversary of the Grant Date. The Options are governed by, and this Agreement hereby incorporates, the Standard Terms of Options set forth in Section 6(g) of the Program, except that the limitation on acceleration of exercisability under Section 6(g)(viii) of the Program, relating to payments or benefits contingent on a change in control within the meaning of Code Section 280G, does not apply to the Options.

3.   Grant of Restricted Stock Units

Sprint hereby grants to Executive under the Program ____________ FON restricted stock units and ________________ PCS restricted stock units (together, the "RSUs"). Each RSU represents the unsecured right to require Sprint to deliver to Executive one share of FON Stock for each FON RSU and one share of PCS Stock for each PCS RSU. With respect to 25% of the RSUs, the "vesting date" and "initial delivery date" are on the second anniversary of the Grant Date and the remaining 75% of the RSUs have a "vesting date" and "initial delivery date" on the third anniversary of the Grant Date. The RSUs are governed by, and this Agreement hereby incorporates, the Standard Terms of Other Stock Unit Awards set forth in
Section 9(c) of the Program, except that the limitation on acceleration of vesting under Section 9(c)(iv) of the Program, relating to payments or benefits contingent on a change in control within the meaning of Code Section 280G, does not apply to the RSUs.

4.   Plan Information

Executive hereby acknowledges having read the 1997 Long-Term Stock Incentive Program Plan Information Statement dated February 2004 available on line at http://ppld.corp.sprint.com/hr/comp/ec.html. To the extent not inconsistent with the provisions of this Agreement, the terms of such information statement and the Program are hereby incorporated by this reference.

In Witness Whereof, Sprint has caused this Agreement to be executed by its duly authorized officer and the Executive has executed the same as of the Grant Date.


                                         Sprint Corporation



                                     By: _____________________________
                                            Authorized Officer



                                         _____________________________
                                                     , "Executive"